EXHIBIT 10.30
                                                                   -------------


                               SECURITY AGREEMENT


                                                              August 6   , 2004
                                                         ----------------


Paragon Technologies, Inc.
600 Kuebler Road
Easton, Pennsylvania 18040
(Individually and collectively "Debtor")

Wachovia Bank, National Association
123 South Broad Street
Philadelphia, Pennsylvania 19109
(Hereinafter referred to as "Bank")

For value received and to secure payment and performance of any and all obligations of Paragon Technologies, Inc. and Ermanco Incorporated (collectively, "Borrower") to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, including swap agreements (as defined in 11 U.S.C. ss. 101, as in effect from time to time), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and lien upon the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, "Collateral"):

All accounts, chattel paper, instruments, and general intangibles.

All inventory, all documents and all accessions to such inventory.

Debtor hereby represents and agrees that:

OWNERSHIP. Debtor owns the Collateral or Debtor will purchase and acquire rights in the Collateral within ten days of the date advances are made under the Loan Documents. If Collateral is being acquired with the proceeds of an advance under the Loan Documents, Debtor authorizes Bank to disburse proceeds directly to the seller of the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to and approved by Bank, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to or approved by Bank.

NAME AND OFFICES; JURISDICTION OF ORGANIZATION. The name and address of Debtor appearing at the beginning of this Agreement are Debtor's exact legal name and the address of its chief executive office. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five years preceding the date hereof except as previously reported in writing to Bank. Debtor has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Bank. Debtor is organized under the laws of the State of Delaware and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported in writing to Bank.

TITLE/TAXES. Debtor has good and marketable title to Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral (except in the ordinary course of business). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Obligations.



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WAIVERS. Debtor agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to Bank for all or any part of the Obligations. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral. All rights of Bank and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment or non-perfection of any collateral, or any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

NOTIFICATIONS; LOCATION OF COLLATERAL. Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtor's chief place of business and/or residence; (ii) Debtor's name or identity; (iii) Debtor's corporate/organizational structure; or (iv) the jurisdiction in which Debtor is organized. In addition, Debtor shall promptly notify Bank of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank's liens.

COLLATERAL CONDITION AND LAWFUL USE. Debtor represents that the Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating, normal wear and tear excepted. Debtor shall immediately notify Bank of any material loss or damage to Collateral. Debtor shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property unless such property is also Collateral hereunder. Debtor represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

RISK OF LOSS AND INSURANCE. Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force property insurance on the Collateral with a Lender's Loss Payable Endorsement in favor of Bank and commercial general liability insurance naming Bank as Additional Insured and such other insurance as Bank may require from time to time. Such insurance is to be in form and amounts satisfactory to Bank and issued by reputable insurance carriers satisfactory to Bank with a Best Insurance Report Key Rating of at least "A-". All such policies shall provide to Bank a minimum of 30 days written notice of cancellation. Debtor shall furnish to Bank such policies, or other evidence of such policies satisfactory to Bank. If Debtor fails to obtain or maintain in force such insurance or fails to furnish such evidence, Bank is authorized, but not obligated, to purchase any or all insurance or "Single Interest Insurance" protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor's expense. In such event, Debtor agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Bank the proceeds of all property insurance covering the Collateral up to the amount of the Obligations and directs any insurer to make payments directly to Bank. Debtor hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or


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destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Bank without Bank's prior written consent.

FINANCING STATEMENTS, CERTIFICATES OF TITLE, POWER OF ATTORNEY. No financing statement (other than any filed or approved by Bank) covering any Collateral is on file in any public filing office. Debtor authorizes the filing of one or more financing statements covering the Collateral in form satisfactory to Bank, and without Debtor's signature where authorized by law, and will pay all costs and expenses of filing or applying for the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable. Debtor hereby constitutes and appoints Bank the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents, instruments or applications that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact absent gross negligence or willful misconduct. Debtor ratifies all acts of Bank as attorney-in-fact absent gross negligence or willful misconduct. Debtor agrees to take such other actions, at Debtor's expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure and preserve Bank's intended priority position. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection by notation thereon or delivery thereof to Bank.

LANDLORD/MORTGAGEE WAIVERS. Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Bank by which such mortgagee or landlord subordinates its rights, if any, in the Collateral.

CONTROL. Debtor will cooperate with Bank in obtaining control with respect to Collateral consisting of electronic chattel paper.

CHATTEL PAPER, ACCOUNTS, GENERAL INTANGIBLES. Debtor warrants that Collateral consisting of chattel paper, accounts, or general intangibles is (i) genuine and enforceable in accordance with its terms; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Debtor except as to which Debtor has notified Bank in writing; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral except as to which Debtor has notified Bank in writing. Debtor shall not amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein except in the ordinary course of business, without prior written consent of Bank. Debtor will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Debtor will not create any electronic chattel paper without taking all steps deemed necessary by Bank to confer control of the electronic chattel paper upon Bank in accordance with the UCC.

ACCOUNT INFORMATION. From time to time, at Bank's request, Debtor shall provide Bank with schedules describing all accounts, including customers' addresses, created or acquired by Debtor and at Bank's request shall execute and deliver written assignments of contracts and other documents evidencing such accounts to Bank. Together with each schedule, Debtor shall, if requested by Bank, furnish Bank with copies of Debtor's sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Debtor warrants the genuineness thereof.

ACCOUNT DEBTORS. If a Default should occur, Bank shall have the right to notify the account debtors obligated on any or all of the Collateral to make payment thereof directly to Bank and Bank may take control of all proceeds of any such Collateral, which rights Bank may exercise at any time. The cost of such collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor

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whether the same is incurred by Bank or Debtor. If a Default should occur or upon demand of Bank, Debtor will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal.

If a Default should occur, no discount, credit, or allowance shall be granted by Debtor to any account debtor and no return of merchandise shall be accepted by Debtor without Bank's consent. Bank may, after Default, settle or adjust disputes and claims directly with account debtors for amounts and upon terms that Bank considers advisable, and in such cases Bank will credit the Obligations with the net amounts received by Bank, after deducting all of the expenses incurred by Bank. Debtor agrees to indemnify and defend Bank and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

GOVERNMENT CONTRACTS. If any Collateral covered hereby arises from obligations due to Debtor from any governmental unit or organization, Debtor shall immediately notify Bank in writing and execute all documents and take all actions deemed necessary by Bank to ensure recognition by such governmental unit or organization of the rights of Bank in the Collateral.

INVENTORY. So long as no Default has occurred, Debtor shall have the right in the regular course of business, to process and sell Debtor's inventory. If a Default should occur or upon demand of Bank, Debtor will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal. Debtor agrees to notify Bank immediately in the event that any inventory purchased by or delivered to Debtor is evidenced by a bill of lading, dock warrant, dock receipt, warehouse receipt or other document of title and to deliver such document to Bank upon request.

INSTRUMENTS, CHATTEL PAPER, DOCUMENTS. Any Collateral that is, or is evidenced by, instruments, chattel paper or negotiable documents will be properly assigned to and the originals of any such Collateral in tangible form deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to such Collateral, but shall have no duty to do so.

COLLATERAL DUTIES. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral.

TRANSFER OF COLLATERAL. Bank may assign its rights in Collateral or any part thereof to any assignee of the Obligations who shall thereupon become vested with all the powers and rights herein given to Bank with respect to the property so transferred and delivered, and Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Bank shall retain all rights and powers hereby given.

INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, at Bank's expense unless there is an event of default, to inspect, audit, and examine the Collateral and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor's business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request. All such inspections, audits, examinations, copies and extracts shall be at Bank's expense unless there occurs a Default hereunder or under any of the other Loan Documents or if a Default is detected in the course of such inspection, audit and examination. Upon and after such Default, all such inspections, audits, examinations, copies and extracts shall be at Debtor's


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expense. For the further security of Bank, it is agreed that Bank has and is hereby granted a security interest in all books and records of Debtor pertaining to the Collateral.

COMPLIANCE WITH LAW. Debtor will comply with all federal, state and local laws and regulations, applicable to it, including without limitation, environmental and labor laws and regulations, in the creation, use, operation, manufacture and storage of the Collateral and the conduct of its business.

REGULATION U. None of the proceeds of the credit secured hereby shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U.

CROSS COLLATERALIZATION LIMITATION. As to any other existing or future consumer purpose loan made by Bank to Debtor, within the meaning of the Federal Consumer Credit Protection Act, Bank expressly waives any security interest granted herein in Collateral that Debtor uses as a principal dwelling and household goods.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Bank's reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default ("Default") under this Security Agreement shall exist: Loan Document Default. A default under any Loan Document which is not cured within any applicable cure period. Collateral Loss or Destruction. Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss. Collateral Sale, Lease or Encumbrance. Any sale, lease, or encumbrance of any Collateral not specifically permitted herein without prior written consent of Bank. Levy, Seizure or Attachment. The making of any levy, seizure, or attachment on or of Collateral which is not removed within 10 days. Unauthorized Termination. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security Agreement without the prior written consent of Bank.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Bank shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor's premises; (ii) to require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank;
(iii) to exercise its right of set-off or bank lien as to any monies of Debtor deposited in accounts of any nature maintained by Debtor with Bank or affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale Bank may be the purchaser) with or without having the Collateral physically present at said sale.

Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtor's address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 10 days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor's address as provided herein. Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to Obligations in such order and manner as Bank may determine. Collateral that is subject to rapid declines in value and is customarily sold in


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recognized  markets may be disposed of by Bank in a  recognized  market for such collateral without providing notice of sale. Debtor waives any and all requirements that the Bank sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

REMEDIES ARE CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

INDEMNIFICATION. Debtor shall protect, indemnify and save harmless Bank from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Damages") imposed upon, incurred by or asserted against Bank on account of (i) the Loan Documents or any failure or alleged failure of Debtor to comply with any of the terms or representations of this Agreement; (ii) any claim of loss or damage to the Collateral or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Collateral or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Debtor to comply with any law, rule or regulation applicable to the Collateral or the use, occupancy or operation of the Collateral (including, without limitation, the failure to pay any taxes, fees or other charges), (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Bank relating in any way to or any matter contemplated by the Loan Documents, or (v) any claim for brokerage fees or such other commissions relating to the Collateral or any other Obligations; provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Bank in excess of any net proceeds received by it from any insurance of Debtor (other than self-insurance) with respect to such Damages. Nothing contained herein shall require Debtor to indemnify Bank for any Damages resulting from Bank's gross negligence or its willful misconduct. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Bank. In the event Bank incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

MISCELLANEOUS. (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) Assignment. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the jurisdiction named in the address of the Bank shown on the first page hereof (the "Jurisdiction") without regard to that Jurisdiction's conflict of laws principles, except to the extent that the UCC requires the application of the law of a different jurisdiction. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control. (iv) Jurisdiction. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the state identified as the Jurisdiction above. (v) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail


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Code VA7391, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National
Association, Mail Code VA7391, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Debtor changes Debtor's mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.
(vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Joint and Several Liability. If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder. (ix) Binding Contract. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

DEFINITIONS. Loan Documents. The term "Loan Documents" refers to all documents, including this Agreement, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Debtor or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. ss. 101, as in effect from time to time). UCC. "UCC" means the Uniform Commercial Code as presently and hereafter enacted in the Jurisdiction. Terms defined in the UCC. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or any other Loan Document has the meaning given to the term in the UCC.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed under seal.


                           Paragon Technologies, Inc.


                           By: /s/ Leonard S. Yurkovic                    (SEAL)
                               -------------------------------------------
                               Leonard S. Yurkovic, President/CEO



























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